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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report

                    Filed pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



Date of Report: February 12, 1999
                -----------------



                                O. I. CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Oklahoma
             ------------------------------------------------------
                  State or other jurisdiction of incorporation)


       0-6511                                           73-0728053
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


151 Graham Road, Box 9010, College Station, Texas  77842-9010
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(Address of principal executive offices)           (Zip Code)


       Registrant's Telephone Number, including area code: (409) 690-1711
                                                          ---------------


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 1, 1999, O.I. Corporation (the Company) acquired substantially all of the assets of General Analysis Corporation (GAC), South Norwalk, Connecticut, for $260,634, the assumption of certain liabilities, and earn-out based on future sales of GAC products. The consideration was obtained from the Company's available cash resources, and the amount was determined based on arms-length negotiations between GAC and the Company. The transaction will be recorded under the purchase method of accounting.

         The assets acquired by the Company include inventory, property, and equipment used in the development, manufacture, marketing, and sales of products that detect certain compounds in air and liquids. The Company intends to continue to use such assets for the same purpose.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (a) The Company will file required financial statements of the acquired business within sixty (60) days.

         (b) The Company will file required proforma financial statements within sixty (60) days.

         (c)      Exhibits:
                  2.1 Asset Purchase Agreement between O.I. Corporation and General Analysis Corporation, dated as of January 20, 1999.

                  2.2 First Amendment to the Asset Purchase Agreement dated as of January 27, 1999.

                  99.1 Press Release of O.I. Corporation regarding acquisition of General Analysis Corporation dated January 28, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           O.I. CORPORATION
                                         --------------------------------------
                                            (Registrant)

                                           /s/ JULIE A. WRIGHT
Date:  February 12, 1999                 --------------------------------------
                                            Julie A. Wright, Controller


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

2.1               Asset Purchase Agreement between O.I. Corporation and General
                  Analysis Corporation, dated as of January 20, 1999.

2.2               First Amendment to the Asset Purchase Agreement dated as of
                  January 27, 1999.

99.1 Press release of O.I. Corporation regarding acquisition of General Analysis Corporation dated January 28, 1999.